CERTIFICATE OF INCORPORAION
                                       OF
                                 PRS SUB IV INC.

To:      The Secretary of State
         State of New Jersey

         The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate Incorporation.

         (1)   The name of the corporation is

               PRS SUB IV INC.

         (2) The purpose or purposes for which the corporation is organized are: To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

         (3) The aggregate number of shares which the corporation shall have the authority to issue is 10 Million shares each of which shall have $.001 par value.

         (4) The address of the corporation's initial registered office is 150 West State Street, Trenton, New Jersey 08608.

         The name of the corporation's initial registered agent at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

         (5) The number of directors constituting the initial board of directors shall be one and the name and address is as follows:

                  NAME                          ADDRESS

              John Frohling                 Gateway 1
                                            Suite 100
                                            Newark, New Jersey 07102

         (6)  The name and address of the Incorporator is as follows:

                  NAME                          ADDRESS

              Merridith E. Cramer           830 Bear Tavern Road
                                            West Trenton, New Jersey 08628

         IN WITNESS WHEREOF, the undersigned of the above named corporation, has hereunto signed this Certificate of incorporation this twenty-second day of October, 1991.


                                        /s/ MERRIDITH E. CRAMER
                                        -------------------------------
                                        Merridith E. Cramer
                                        Incorporator